
Facilities
TransMontaigne Partners Facility
TransMontaigne Partners Pipeline
East Liverpool
Ohio River
New Albany
Greater Cincinnati
Louisville
Evansville
Owensboro
Henderson
Cape Giradeau
Paducah
Mt Vernon
RAZORBACK PIPELINE
Rogers
Oklahoma City
Mississippi River
Arkansas City
Greenville Complex
Baton Rouge Dock
Mobile Complex
Jacksonville
Cape Canaveral
Tampa
Port Manatee
Port Everglades Complex
Fisher Island
Brownsville Complex